Exhibit 5.1

Baker & McKenzie Advokatbyrå KB Mäster Samuelsgatan 17 P.O. Box 180 SE-101 23 Stockholm Sweden Tel: +46 8 566 177 00 Fax: +46 8 566 177 99 reception.stockholm@bakermckenzie.com www.bakermckenzie.com

21 August 2026

Vicore Pharma Holding AB Kornhamnstorg 53 111 27 Stockholm
Vicore Pharma Holding AB (publ) – Registration Statement on Form S-8 – Exhibit 5.1

Legal opinion - Sweden

We have acted as Swedish legal adviser to Vicore Pharma Holding AB (corporate registration number 556680-3804) (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on the date hereof, under the U.S. Securities Act of 1933, as amended (the "Securities Act"), relating to common shares of the Company (the "Shares"), including Shares represented by American Depositary Shares ("ADSs"), issuable upon exercise of warrants (Sw. teckningsoptioner) (the "Warrants") issued by the Company to Vicore Pharma AB (corporate registration number 556607-0743) (the "Subsidiary") under the Plans and subsequently transferred to a third-party financial advisor (the "Financial Advisor") for subscription of Shares and delivery thereof to participants pursuant to the Co-worker LTIP 2021, the Co-worker LTIP 2023, the Board LTIP 2023, the Board LTIP 2024, the Board RSU 2025, the Board RSU 2026, the Co-worker LTIP 2025 and the Co-worker LTIP 2026 (collectively, the "Plans").

A.	Definitions

Capitalized terms not otherwise defined in this opinion shall have the meanings assigned to such terms in the Plans or the Registration Statement, as applicable.

B.	Examination

For the purpose of rendering this opinion, we have examined originals or copies of the following documents:

(i)	the Registration Statement;

(ii)	the Plans, including the forms of award agreements thereunder, and the terms and conditions of the Warrants issued under the Plans;

(iii)	a certificate of incorporation (Sw. registreringsbevis) for the Company issued by the Swedish Companies Registration Office (Sw. Bolagsverket) (the "SCRO"), dated 21 August 2026;

(iv)	the articles of association (Sw. bolagsordning) of the Company, as currently registered with the SCRO (the "Articles of Association");

(v)	copies of the minutes of the annual general meetings of the Company held on 11 May 2021, 12 May 2023, 7 May 2024, 6 May 2025 and 6 May 2026, respectively, at which the Plans were adopted and the issuance of the Warrants to the Subsidiary was authorized under the Plans (the "AGM Resolutions");

Baker & McKenzie Advokatbyrå KB is a member of Baker & McKenzie International.

(vi)	copies of the minutes of the meetings of the board of directors of the Company relating to the issuance of the Warrants and the allotment of Shares upon exercise thereof under the Plans (the "Board Resolutions"); and

(vii)	copies of the subscription list (Sw. teckningslista) executed by the Subsidiary in connection with the subscription of the Warrants under the Plans.

C.	Assumptions

In rendering this opinion, we have assumed:

a)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies;

b)	that the information contained in the documents listed in Section B above and in all certificates and other documents issued by public authorities and officials is accurate and complete;

c)	that there have been no amendments to the Articles of Association, the AGM Resolutions or the Board Resolutions since the dates thereof;

d)	that no insolvency, reorganization or similar proceedings have been commenced or are contemplated, under the Swedish Bankruptcy Act (Sw. Konkurslagen (1987:672)), as amended, and the Swedish Companies Reorganisation Act (Sw. lag (2022:964) om företagsrekonstruktion) with respect to the Company;

e)	that the Shares will be duly authorized and validly issued upon due exercise of the Warrants by the Financial Advisor in accordance with the terms and conditions of the Warrants, the Plans and the applicable AGM Resolutions and Board Resolutions;

f)	that, at the time of exercise of any Warrants, the Company will have sufficient capacity within the share capital limits (Sw. gränser för aktiekapitalet) and share limits set out in the Articles of Association to accommodate the issuance of the Shares upon such exercise;

g)	that the Warrants have been validly transferred by the Subsidiary to the Financial Advisor in accordance with the terms and conditions of the Warrants and the Plans;

h)	that the Financial Advisor is a legal entity duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to exercise the Warrants, subscribe for the Shares and deliver the Shares to the participants under the Plans;

i)	that all Shares issued under the Plans will be duly registered in the Company's share register maintained by Euroclear Sweden AB; and

j)	that the AGM and the board meetings referred to in (v), (vi) and (vii) above were duly convened.

D.	Opinion

Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that the Shares will be duly authorized, validly issued, fully paid and non-assessable (which in this context should be interpreted as not subject to any further calls or assessments by the Company or its creditors solely by reason of ownership thereof), PROVIDED that:

a)	the Company has taken all necessary actions to issue the Shares in compliance with the then applicable provisions of the Company’s articles of association, the laws of Sweden and the terms of the Plans;

b)	the Shares are issued through exercise of the Warrants by the Financial Advisor in accordance with the terms and conditions of the Warrants, the terms of the Plans and the applicable AGM Resolutions and Board Resolutions;

c)	the applicable subscription price has been paid for all Shares; and

d)	the Shares are registered in the Company's share register maintained by Euroclear Sweden AB.

E.	Qualifications

This opinion is subject to the following qualifications:

a)	this opinion is limited to matters of Swedish law as in effect on the date hereof, and we express no opinion as to the laws of any other jurisdiction;

b)	we assume no obligation to update or supplement this opinion to reflect any changes in law or fact that may occur after the date hereof;

c)	this opinion is furnished solely for the purposes of the filing of the Registration Statement and may not be relied upon for any other purpose or by any other person without our prior written consent; and

d)	we express no opinion as to any matters of fact or taxation.

F.	Restrictions

1.	This opinion: (i) is confined to and is given on the basis of Swedish law and practice as they exist at the date hereof and we have made no investigation of the laws or practices of any jurisdiction other than Sweden as a basis for the opinions expressed hereinabove and do not express or imply any opinions thereon; (ii) is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the various agreements or documents referred to herein or the transactions contemplated by such agreements or documents; and (iii) is given solely for the purposes of the transactions to which the Registration Statement relates and we assume no obligation to advise you of any changes in the foregoing subsequently to the date set forth at the beginning of this opinion and this opinion speaks only as of such date.

2.	This opinion is solely for the benefit of the Company and may not be relied on by any other person or for any other purpose without our prior written consent.

3.	This opinion is rendered in Sweden and shall be exclusively governed by and construed in accordance with Swedish law.

4.	This opinion is given only by Baker & McKenzie Advokatbyrå KB, a Swedish limited partnership, and not by or on behalf of Baker & McKenzie International (a Swiss verein) or any other member or associated firm thereof. In this opinion the expressions 'we', 'us', 'our' and like expressions should be construed accordingly.

G.	Consent

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

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Yours faithfully,

/s/ Henric Roth	/s/ Carl Svernlov

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